EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement of CYBRA Corporation filed with the Securities and Exchange Commission on Form SB-2, for the registration of 15,826,000 shares of its common stock, and to the inclusion in said Registration Statement of our report dated June 9, 2006, with respect to the consolidated financial statements of CYBRA Corporation.

/s/ Bernstein Pinchuk LLP___________
BERNSTEIN PINCHUK LLP

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

June 14, 2006